UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 21, 2010

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

Registrant’s telephone number,

including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 21, 2010, in connection with the Transaction (as defined below), Ironwood Pharmaceuticals, Inc. (the “Company”) and Microbia, Inc. (“Microbia”) paid to Oxford Finance Corporation (“Oxford”) all amounts due and owing under the Master Security Agreement No. 8081150, dated as of January 16, 2009, and the promissory notes issued thereunder (collectively, the “Debt Documents”).  Upon such payment, the indebtedness and obligations of each of the Company and Microbia under the Debt Documents were paid and discharged in full, all security interests previously held by Oxford with respect to such indebtedness and obligations were terminated and all other obligations of each of the Company and Microbia were deemed terminated (except those expressly identified in the Debt Documents as surviving, including indemnity obligations).  Oxford’s commitments to make credit extensions to either the Company or Microbia were also terminated.

Item 8.01.  Other Events.

On September 21, 2010, the Company’s majority-owned subsidiary, Microbia, was sold to DSM Holding Company USA, Inc. (“DSM Holding”), a subsidiary of Royal DSM N.V. (the “Transaction”).  In connection with the Transaction, DSM Microbia, Inc., a wholly-owned subsidiary of DSM Holding, merged with and into Microbia, and Microbia remained the surviving corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: September 23, 2010	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer